UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Warner Music Group Corp. (the “Company”) and Phyllis E. Grann entered into a Director Restricted Stock Award Agreement on July 26, 2006, under which Ms. Grann will be granted 1,793 shares of the Company’s common stock, which as of July 26, 2006, represents less than 1% of the common stock of the Company. The restricted stock agreement provides that the restricted shares vest on the one-year anniversary of the Company’s Annual Meeting for the preceding fiscal year, which will be February 23, 2007. Such shares shall be forfeited without consideration by Ms. Grann at any time prior to vesting upon the cessation of her Board membership, with certain exceptions. Ms. Grann’s restricted stock agreement is attached to this current report on Form 8-K as Exhibit 10.1.

Common stock granted pursuant to the Director Restricted Stock Award Agreements is in accordance with the Company’s currently established compensation policies with respect to independent directors and will be granted under the Company’s 2005 Omnibus Award Plan.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Election of Director

As announced in a press release dated July 27, 2006 attached hereto as Exhibit 99.1, the Board of Directors elected Ms. Grann, based upon, among other considerations, the recommendation of the Executive, Governance and Nominating Committee, as the third independent director on the Board in accordance with the Company’s by-laws. Ms. Grann was also appointed by the Board to the Audit Committee of the Company. The Board has determined that Ms. Grann is “independent” as defined in NYSE rules and is “financially literate” as such term is defined in SEC and NYSE rules. The Audit Committee of the Company now consists of Michele Hooper, the Chair, Shelby Bonnie and Ms. Grann and now consists of three independent directors as required by NYSE rules. Ms. Grann was also elected to the Board of Directors of each of WMG Holdings Corp., a wholly owned subsidiary of the Company, and WMG Acquisition Corp., a wholly owned subsidiary of WMG Holdings Corp.

From 1996 to 2001, Ms. Grann was the Chief Executive Officer and President of Penguin Putnam, Inc. the U.S. affiliate of The Penguin Group. Before Penguin USA and Putnam Berkley merged in November of 1996, Ms. Grann had been chairman and chief executive officer of The Putnam Berkley Group. She joined Putnam Berkley in 1976 as editor-in-chief of G.P. Putnam’s Sons. She was named president and publisher in 1984 of The Putnam Berkley Group. She was named chief executive officer in 1987 and chairman in 1991. Her publishing career began in 1958 at Doubleday & Company, where she was Nelson Doubleday’s secretary. She then joined William Morrow & Company, where she was named editor. In 1970, she moved to Simon & Schuster as senior editor and was made editor-in-chief of Pocket Books, their mass-market paperback division, in 1974. Ms. Grann is a graduate of Barnard College. She has been recognized in Entertainment Weekly’s “101 Most Powerful People in Entertainment.” Since 2002, Ms. Grann has been a senior editor at Doubleday, a division of Random House, Inc.

In connection with her election, and in accordance with the Company’s currently established compensation policies with respect to independent directors, Ms. Grann will be paid an annual retainer of $160,000 for her service as a director and a member of the Audit Committee, pro rated for the portion of the current fiscal year she will serve. One-half of this pro rated retainer was paid in the form of an initial grant of 1,793 shares of the Company’s common stock. Such shares are subject to the terms of a Director Restricted Stock Award Agreement, which is described in Item 1.01 above. The remainder of the annual retainer will be paid in cash to Ms. Grann in equal installments once a month in arrears as an independent contractor on the Company’s payroll system as long as Ms. Grann continues to serve as an independent director.

With the election of Ms. Grann, the Company is in compliance with the NYSE requirements to have three members on its Audit Committee composed entirely of independent directors.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Director Restricted Stock Award Agreement, dated as of July 26, 2006, between Warner Music Group Corp. and Phyllis E. Grann.

99.1	Press Release dated July 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: July 27, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: July 27, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Director Restricted Stock Award Agreement, dated as of July 26, 2006, between Warner Music Group Corp. and Phyllis E. Grann.

99.1	Press Release dated July 27, 2006.

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